When recorded, return to: Greg A. Nielsen
                          Snell & Wilmer
                          3100 Valley Bank Center
                          Phoenix, Arizona


===============================================================================




                             ASSIGNMENT, ASSUMPTION

                                       AND

                                FURTHER AGREEMENT

                            dated as of July 31, 1986

                                     between

                      PUBLIC SERVICE COMPANY OF NEW MEXICO,

                                       and

                       THE FIRST NATIONAL BANK OF DBOSTON,
        not in its individual capacity, but solely as Owner Trustee under a Trust Agreement, dated as of July 31, 1986, with Chase
                      Manhattan Realty Leasing Corporation






================================================================================

              Sale and Leaseback of a 1.133333% Undivided Interest
                 in Palo Verde Nuclear Generating Station Unit 1
               and a .377777% Undivided Interest in Certain Common
                                   Facilities

================================================================================


6091.5O.2831.56:l

                  ASSIGNMENT, ASSUMPTION AND FURTHER AGREEMENT, dated as of July 31, 1986, between PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation
(PNM), and TEE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity, but solely as Owner Trustee (the Owner Trustee), under a Trust Agreement, dated as of July 31, 1986, with Chase Manhattan Realty Leasing Corporation.


                              W I T N E S S E T H:

                WHEREAS, PNM and the other ANPP Participants are parties to the ANPP Participation Agreement (such terms and all other terms used in these recitals without definition having the respective definitions to which reference is made in Article I below); and

                WHEREAS, PNM has sold, and the Owner Trustee has purchased, the Undivided Interest and the Real Property Interest for and in consideration of the payment to PNM by the Owner Trustee of the Purchase Price, the purchase price of the Real Property Interest and the assignments and assumptions herein set forth;

                NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                For purposes hereof, capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in Appendix A hereto. References in this Agreement to articles, sections and clauses are to articles, sections and clauses in this Agreement unless otherwise indicated.











609l.50.2831.56:1

                                   ARTICLE II

                                NONPARTITIONMENT

                SECTION 2.01. Nonpartitionment. The Owner Trustee hereby waives any rights it may have to partition Unit 1 or the Common Facilities1 whether by partitionment in kind or by sale and division of proceeds, and further agrees that it will not resort to any action at law or in equity to partition Unit 1 or the Common Facilities, and it waives the benefits of all laws that may now or hereafter authorize such partition for a term (i) which shall be coterminous with the term of the ANPP Participation Agreement or (ii) which shall be for such lesser period as may be required under Applicable Law.


                                   ARTICLE III

                         ASSIGNMENTS; EXERCISE OF RIGHTS

                SECTION 3.01. Assignment of Warranties. PNM hereby ASSIGNS to the Owner Trustee an undivided interest, equal to the applicable Share, in, to and under any and all warranties of and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to Unit 1 and the Common Facilities.

                SECTION 3.02.  Assignment of the ANPP  Participation  Agreement.
(a) PNM hereby ASSIGNS to the Owner Trustee an undivided interest, in, to and under all of PNM's rights under the ANPP Participation Agreement, equal to 1.133333% to the extent that such rights relate to Unit 1 (including, but without limitation, a percentage entitlement equal to 1.133333%, of the Net Energy Generation and Available Generating Capability (as each such term is defined in the ANPP Participation Agreement) of Unit 1) and equal to .377777% to the extent such rights relate to the Common Facilities.

                (b) The Owner Trustee hereby ASSIGNS to PNM the rights assigned under paragraph (a) until the Lease Termination Date.





                                       -2-
6091.50.2831.56:1

                  SECTION 3.03. Exercise of Rights as Participant under the ANPP Participation Agreement.(a) Except as provided in Sections 15.2.2, 15.6.4 and
Section 15.10 of the ANPP Participation Agreement (or any comparable successor provision) PNM shall be and remain the sole "Participant" for all purposes of the ANPP Participation Agreement and the sole representative (with power to bind) in all dealings with the other ANPP Participants in relation to the Undivided Interest, the Real Property Interest and the rights assigned to the Owner Trustee pursuant to this Agreement; provided, however, that the foregoing shall not limit in any way the effect of Sections 15 or 16 of the Facility Lease or any liability or obligation that PNM may incur to the Owner Trustee or the Owner Participant under any Transaction Document as a result thereof (including, but without limitation, any liability that PNM may incur under Section 16 of the Facility Lease as the result of an Event of Default).

                  (b) Unless the ANPP Participation Agreement shall otherwise permit, any right conferred on the Owner Trustee by section 15.2.2 of the ANPP Participation Agreement shall be exercised as required by Section 15.6.3.3 of said Agreement.

                  (c) The provisions of this Section 3.03 shall remain in full force and effect until such time as the ANPP Administrative Committee or the ANPP Participants shall otherwise consent.


                                   ARTICLE IV

                               ASSUMPTION; RELEASE

                SUCTION 4.01. Assumption by Owner Trustee. Except as contemplated by Section 5(a) of the Facility Lease, the Owner Trustee agrees that, effective on and as of the Lease Termination Date (unless a transferee of the Undivided Interest and the Real Property Interest (an ANPP transferee) shall have qualified under Section 15.10 of the ANPP Participation Agreement or any comparable successor provision), unless (i) a Default or Event of Default shall

6091.50.2831.56:1
have occurred and be continuing or an Event of Loss or Deemed Lass Event shall have occurred or (ii) such Lease Termination Date shall have occurred by reason of a termination of the Facility Lease pursuant to Section 16 thereof, the Owner Trustee shall assume and agree to pay, perform and discharge the Owner Trustee's share of all liabilities and obligations of PNM under, or with respect to, the ANPP Project Agreements, attributable to Unit 1 and the Common Facilities, other than any and all costs relating to, allocable to, or incurred in connection with, the decommissioning and retirement of Unit 1 from commercial service, including, but without limitation, (x) the cost of removal, decontamination and disposition of equipment and fixtures, the cost of safe storage for later remova1,.decontamination and disposal and the cost of entombment of equipment and fixtures, and (y) the cost of (i) the razing of Unit 1, (ii) the removal and disposition of debris from the PVNGS Site, and (iii) the restoration of relevant portions of the PVNGS Site.

                SECTION 4.02. Release. Upon the assumption and agreement by an ANPP Transferee pursuant to Section 4.01 (whether at the Lease Termination Date or thereafter), the Owner Trustee shall therewith and thereupon be released and discharged from its obligations under Section 4.01 arising on or after such assumption and agreement.


                                    ARTICLE V

                        NO RELEASE OF PNM; REIMBURSEMENT

                SECITON 5.01. No Release of PNM. Notwithstanding the provisions of Article IV or any other provision hereof or of any other Transaction Document, and except to the extent provided in Section 15.10 of the ANPP Participation Agreement (or any comparable successor provision), PNM shall not be released from any liability or obligation under the ANPP Project Agreements, or otherwise, with respect to PVNGS, and PNM shall remain liable for the payment and performance of all such liabilities and obligations, including, but without limitation, any and all liabilities and obligations not assumed by the Owner Trustee or an ANPP Transferee pursuant to Section 4.01.

6091.50.2831.56:1

                SECTION 5.02. Reimbursement. Unless a Default or an Event of Default shall have occurred and be continuing or an Event of Loss or Deemed Loss Event shall have occurred, from and after the Lease Termination Date (except a Lease Termination occurring by reason of a termination of the Facility Lease pursuant to Section 16 thereof), upon the payment or performance by PNM of any liability or obligation in respect of which the Owner Trustee shall also have become obligated in consequence of Article XV or the ANPP Participation Agreement, and for so long as the Owner Trustee shall be so liable, PNM shall be entitled to prompt reimbursement by the Owner Trustee from the Trust Estate for all amounts expended in connection with such payment or performance.


                                   ARTICLE VI

                        FURTHER AGREEMENTS OF PNM AND THE
                                  OWNER TRUSTEE

                SECTION 8.01. Agreement to Sell or Lease Unit 1 Retained Assets. Upon a transfer to an ANPP Transferee, PMM agrees in respect of the Undivided Interest and the Real Property Interest, (i) if such ANPP Transferee is a purchaser of the Undivided Interest and the Real Property Interest, to sell to such ANPP Transferee, at a price equal to the then Fair Market sales value (determined on the basis of the then actual condition of the Unit 1 Retained Assets) thereof, an undivided interest, equal to 1.133333%, to the extent related to Unit 1 and .377777%, to the extent related to the PVNGS common facilities, in and to the Unit 1 Retained Assets, or (ii) if such ANPP Transferee is a lessee of the Undivided interest and the Real Property Interest, to lease or otherwise make available to such ANPP Transferee, at a rent equal to

6091.50.2831.56:1
the then Fair Market Rental Value thereof, an undivided interest, equal to 1.133333%, to the extent related to Unit 1 and .377777% to the extent related to the PVNGS common facilities, in and to the Unit 1 Retained Assets. Any such sale or lease by PNM shall be accomplished by an appropriate bill of sale or lease.

                SECTION 6.02. Agreement to Assign or Make Available ANPP Project Agreements. Upon a transfer to an ANPP Transferee, PNM agrees in respect of the Undivided Interest and the Real Property Interest, (i) if such ANPP Transferee is a purchaser of the Undivided interest and the Real Property Interest, to assign to such ANPP Transferee an undivided interest, equal to 1.133333%, to the extent related to Unit 1, and .377777%, to the extent related to the PVNGS common facilities, of the Project Agreements (other than the ANPP Participation Agreement) and (ii) if such ANPP Transferee is a lessee of the Undivided Interest and the Real Property Interest, to assign for the term of such lease to such ANPP Transferee an undivided interest, equal to 1.133333%, to the extent related to Unit 1, and .37777777% to the extent related to the PVNGS common facilities, of the Project Agreements (other than the ANPP Participation Agreement). Any assignment pursuant to this Section 6.02 shall be accomplished by an appropriate instrument of assignment.

                SECTION 6.03. Agreements to Seek Amendments to the ANPP Participation Agreement and the License. PNM agrees to use its best efforts to obtain any required amendments to the ANPP Participation Agreement and the License to permit Inn to act as Agent of the Owner Trustee in the manner contemplated by Section 7.01 hereof, if (a) (i) PNM shall not have elected to purchase the Undivided Interest and the Real Property Interest as provided in
Section 13(b) of the Facility Lease and (ii) there shall not be an ANPP Transferee in respect of the Undivided Interest and the Real Property Interest or (b) PNM,. shall be obligated to surrender possession of the Undivided Interest and the Real Property Interest pursuant to Section 5(a) of the Facility Lease. PNM acknowledges and agrees that neither the Owner Trustee nor the Owner Participant shall have any obligation whatsoever to assist PNM in obtaining any such amendments.

609l.50.2831.56:l

                SECTION 6.04. Owner Trustee's Agreement. If PNM becomes obligated to sell, lease, otherwise make available or assign in accordance with Sections 6.01 and 6.02 hereof, the Owner Trustee shall (at the direction of the Owner Participant) require or cause the AMP? Transferee to purchase, lease, accept or assume, as the case may be, the property or rights being sold, leased, made available or assigned by PNM.


                                   ARTICLE VII

                           INTERIM AGENCY ARRANGEMENTS

                SECTION 7.01. Designation of Agent. From and after surrender of possession to the Owner Trustee (or its assigns) of the Undivided Interest and the Real Property Interest pursuant to Section 5(a) of the Facility Lease (or during such period on or after the Lease Termination Date that the Owner Trustee shall have waived any Default or Event of Default with respect to the inability of PNM to effectively surrender possession as required by such Section 5(a)) and until a transfer to an ANPP Transferee in respect of the Undivided Interest and the Real Property Interest (such period being referred to as the Agency Period), PNM shall be, and the Owner Trustee hereby designates PNM, the initial agent (the Agent) of the Owner Trustee in the exercise of all rights assigned to the Owner Trustee hereunder.

                SECTION 7.02. Operation of Unit 1. During the Agency Period, the Agent shall administer the operation of the Undivided Interest and the Real Property Interest in. accordance with this Agreement and all instructions. of the Owner Trustee in accordance with Applicable Law. If, however, the Owner Trustee and any User shall, prior to, or at any time during, the Agency Period, enter into any joint ownership and operating agreement with other Persons having

6091.50.2831.56:1
a legal right to, or right to use, any other undivided interest in Unit 1, the Agent agrees to join in, and be bound by, the terms of such agreement if the Agent's performance thereunder shall not violate, or result in a violation of, any Applicable Law or the License. The Owner Trustee agrees to give the Agent reasonable prior written notice of the commencement of the negotiation of any such agreement.

                SECTION 7.03. ANPP Participation Agreement. PNM agrees that, at all times during the Agency Period, it will perform all obligations and discharge all liabilities for which it is responsible as a "participant" under the ANPP Participation Agreement in respect of the Undivided Interest and the Real Property Interest. In the performance of the foregoing agreement, PNM shall not exercise its rights as an ANPP Participant to cause Capital Improvements to be made to Unit 1 and the Common Facilities unless the Owner Trustee shall have agreed to provide funds for the payment of the Owner Trustee's Share of the cost of such Capital Improvements to PNM prior to the date on which such amounts shall be due with respect thereto under the ANPP Participation Agreement.

                SECTION 7.04. Support. Except with respect to the Unit 1 Retained Assets for which provision is made in Section 7.06, PNM covenants and agrees that, at all times during the Agency Period, it will provide, or make available, to the Owner Trustee all PNM's rights in and to other assets owned by PNM and the ANPP Project Agreements to the extent relating to the Undivided interest and the Real Property Interest.

                SECTION 7.05. Compensation. As compensation for its obligations under Sections 7.02, 7.03 and 7.04, if no Event of Default based upon PNM's failure to perform obligations under Section 5(a) of the Facility Lease has occurred and is continuing, PNM shall be entitled to receive, and the Owner Trustee hereby agrees to pay, an amount equal to the Owner Trustee's Share of the aggregate of (i) amounts paid by PNM as provided in Section 7.03 to the extent reasonably allocable to the Undivided Interest and the Real Property

6091.50.2831.56:l

Interest and (ii)  reasonable  compensation  for the Unit 1 Retained  Assets and
(iii) out-of-pocket expenses incurred by PNN or the Agent, as the case may be, in connection with the performance of its agreements in this Article III. Compensation under this Section 7.05 shall be paid promptly in cash upon receipt of an invoice from PNM.

                SECTION 7.06. Transmission; Transmission Agreement. (a) ?PNM covenants and agrees that, at all times during the Agency Period, the Owner Trustee shall have the right to wheel, under normal transmission operating conditions, the Owner Trustee's Share of the then rated capacity of Unit 1, under normal transmission operating conditions, over transmission equipment in which PNM now owns or may hereafter acquire an ownership interest, between Unit 1 and the ANPP Switchyard.

                (b) Based upon the respective rights, duties and obligations of the Owner Trustee and PNM set forth in Section 7.06(a), if PNM shall fail or decline to give the notice of renewal of the facility Lease or purchase of the Undivided Interest, in each case as provided in Section 13(a) of the Facility Lease, PNM and the Owner Trustee shall forthwith commence the negotiation in good faith of a definitive transmission agreement, not inconsistent with the terms and provisions of Section 7.06(a), but containing sufficient detail for the proper wheeling of power and energy, under normal transmission operating conditions, over the equipment of PNM referred to in such Section 7.06(a) under then existing circumstances, for the exercise or stipulation, as the case may be, of the respective rights, duties and obligations of the Owner Trustee and PNM set forth in Section 7.06(a). PNM and the Owner Trustee shall complete such negotiations and execute such definitive transmission agreement prior to the Lease Termination Date and such definitive transmission agreement shall provide for compensation to PNM for the transmission services so provided at the Fair Market Sales Value thereof.





                                       -9-
6091.50.2831.56:1

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each of PNM and the Owner Trustee.

                  SECTION 8.02. Governing Law. The interpretation of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the law of the State of New York.

                  SECTION 8.03. Counterpart Execution. This Agreement may be executed in any number of counterparts and by each of the parties hereto on separate counterparts1 all such counterparts together constituting but one and the same instrument.

                  SECTION 8.04. Amendments. The terms of this Agreement shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever, except by written instrument signed by Inn and the Owner Trustee.

                SECTION 8.05. Survival. All agreements and covenants contained in this Agreement or any agreement, document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

                  SECTION 8.06. Severability of Provisions. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and no such prohibition or unenforceability in any jurisdiction shall invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by Applicable




                                      -10-

6091.50.2831.56:1

Law, PNM hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                SECTION 8.07. Headings. The division of this Agreement into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                  SECTION 8.08. Disclosure of Beneficiary. Pursuant to Arizona Revised Statutes S33-40l, the beneficiary of the Trust Agreement is Chase Manhattan Realty Leasing Corporation, a New York corporation, whose address is One Chase Manhattan Plaza (20th Floor) New York, New York 10081, Attention of Leasing Administrator. A copy of the Trust Agreement is available for inspection at the offices of the Owner Trustee at 100 Federal Street, Boston, Massachusetts 02110, Attention of Corporate Trust Division.


























                                      -11-

6091.50.2831.55:1

                IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed in New York, New York by their respective officers thereunto duly authorized.

                                       PUBLIC SERVICE COMPAMY OF NEW MEXICO



                                       By
                                           --------------------------------
                                                Senior Vice President and
                                                 Chief Financial Officer


                                       THE FIRST NATIONAL BANK OF BOSTON, not in
                                         its individual capacity,  but solely as
                                         Owner Trustee under a Trust  Agreement,
                                         dated as of July 31, 1986,  with Chase.
                                         Manhattan Realty Leasing Corporation


                                       By:
                                            -------------------------------
                                               Assistant Vice President














                                      -12-
6091.50.2831.56:1

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

                  The foregoing instrument was acknowledged before me this 30th day of July, 1986, by A.J. Robison, Senior Vice President and Chief Financial Officer of PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, on behalf of the corporation.

                                                         /s/ Delia T. Santiago
                                                        ----------------------
                                                             Notary Public

                                                   DELIA T SANTIAGO
                                            Notary Public, State of New York
                                                     No. 41-3451l60
                                               Qualified In Queens County
                                            Commission Expire, March 30,1987


STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )



                  The foregoing instrument was acknowledged before me this 30th day of July, 1986, by __________ M P. HENRY, , an Assistant Vice President of THE FIRST NATIONAL BANK OF BOSTON, a national banking association, on behalf of the banking association under that certain Trust Agreement dated as of July 31, 1986 with Chase Manhattan Realty Leasing Corporation.



                                                         /s/ David A. Spivak
                                                        ----------------------
                                                             Notary Public


                                           Notary Public, State of New York
                                                      No.31-4693488
                                              Qualified in New York County
                                           Commission Expires March 30. 1987







                                      -13-

6091.50.2831.56:1